EXHIBIT 10.7
                           SECOND WAIVER AND AMENDMENT
                           ---------------------------

     This SECOND WAIVER AND AMENDMENT ("Amendment") is made effective this 1st day of February, 2009, by and between CDEX Inc., a Nevada corporation ("Company"), and GEMINI MASTER FUND, LTD., a Cayman Islands company ("Holder").

                              W I T N E S S E T H:
                              --------------------

       WHEREAS, pursuant to that certain Securities Purchase Agreement ("Purchase Agreement") dated as of June 25, 2008 by and between the Company and the Holder, on or about such date the Company sold and issued to the Holder (i) a 12% Senior Convertible Note ("Note"), which Note is convertible into shares of common stock of the Company, $0.005 par value per share ("Common Stock"), and
(ii) a Common Stock Purchase Warrant to purchase up to 2,717,391 shares of Common Stock ("Warrant");

       WHEREAS, by agreement dated December 18, 2008 entitled Waiver and Amendment ("First Amendment") the Transaction Documents were amended; capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, the Note, the Warrant, or the First Amendment, as the case may be: and

       WHEREAS, the Company wishes (a) to sell shares of Common Stock in addition to such Stock sold in relation to Section 1 of the First Amendment in one or more financings between the date hereof and May 1, 2009 ("Extended Waiver Period") without the anti-dilution adjustments applying as set forth in the Transaction Documents in certain circumstances, (b) to delay payments to Holder for interest and Monthly Redemption Amounts due on February 1, March 1 and April 1, 2009 under the Note until May 1, 2009, and (c) to allow for prepayment of the Note under certain conditions, and the Holder desires to consent to such requests, on the terms and conditions set forth herein;

       NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subsequent Issuance Waivers--Common Stock Issuances. Notwithstanding anything contained in the Transaction Documents, including the First Amendment, to the extent the Company sells and issues shares of Common Stock or warrants in one or more Common Stock Financings (as defined below) during the Extended Waiver Period for gross proceeds in excess of the $500,000 addressed in Section 1 of the First Amendment, such issuances shall constitute "Exempt Issuances" under the Transaction Documents, provided that the Company hereby agrees that at least 50% of all funds so raised shall be sent to Holder within fifteen (15) days of receipt of funds as payment of principal and interest owed to Holder pursuant to the Transaction Documents. For purposes hereof, "Common Stock Financing" means the sale and issuance of shares of Common Stock by the Company in a capital raising financing, provided that (a) the effective sale price per share of Common Stock shall equal at least $0.10, (b) the transaction shall not be a Variable Rate Transaction or MFN Transaction, and (c) the Company may issue to the purchasers thereof, in connection with any such financing, warrants to

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purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock sold to such purchasers in such financing, provided that the effective exercise price per share of Common Stock under such warrants shall equal at least $0.20. For clarification, a Common Stock Financing may result from the sale and issuance of shares of Common Stock pursuant to the exercise of currently outstanding warrants following a reduction of the exercise price thereunder, provided that the provisions of the preceding sentence are satisfied.

     2. January, February, March and April Monthly Redemption. The Holder hereby agrees that the Company, at its option, may delay payment of the interest and Monthly Redemption Amounts due on January 1, February 1, March 1, and April 1, 2009 until May 1, 2009 (in which case on May 1, 2009 the Company shall pay the Monthly Redemption Amounts originally due for January 1, 2009 through and including May 1, 2009, i.e., $337,229.50, consisting of $45,289.86 principal repayment for each of January 1, February 1, March 1, April 1 and May 1 and $ $110,780.23 of interest). The Holder at its option may at any time and from time to time convert any or all of said $337,229.50 in principal and interest under the Note into Common Stock of the Company at a conversion price equal to $0.10 per share.

     3. Warrants. In addition to the foregoing, the exercise price of 30% of the Warrants held by Holder pursuant to the Transaction Documents shall be reset from $0.375 per share to $0.20 per share.

     4. Prepayment. Notwithstanding anything contained in the Note, the Company shall have the right to prepay the Note in cash, in whole or in part, at any time during the Extended Waiver Period for consideration equal to the principal amount being prepaid plus all accrued and unpaid interest thereon, provided that
(a) the Company furnishes to the Holder written notice thereof at least ten (10) Business Days prior to the date of any such prepayment, and (b) during such notice period the Holder may convert such principal amount elected to be prepaid. Such prepayment amount shall be payable in full on the date selected by the Company (which must be during the Extended Wavier Period).

     5. Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended ("Securities Act"), the holding period for the shares of Common Stock issuable upon conversion or cashless exercise of, or otherwise pursuant to, the Note and/or Warrant, shall have commenced on June 25, 2008 (the date of original issuance of the Note and the Warrant), notwithstanding this Amendment. Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly cause the registration of all such underlying shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Note and/or Warrant). In connection with any registration of shares of Common Stock pursuant to this Section, the Company and the Holder shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

     6. Disclosure. To the extent the transactions contemplated by this Amendment constitute material non-public information concerning the Company or are otherwise required to be publicly disclosed under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Company shall, within three (3) business days following the date hereof, issue a press

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release and/or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby.

     7. Miscellaneous.
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          (a) Full Force and Effect. Except as otherwise expressly provided herein, each of the Purchase Agreement, the Note, the Warrant, the First Amendment and the other agreements and transactions contemplated thereby ("Transaction Documents") shall remain in full force and effect. Except for the waiver and modifications contained herein, this Amendment shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Transaction Documents, under any law, in equity or otherwise, and such modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

          (b) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

          (c) Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment may be executed by facsimile or by email of a digital image format or portable document format of the signature page hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective the date first written above.

                                         CDEX INC.


                                         By:
                                         Name:  Malcolm H. Philips, Jr.
                                         Title: CEO
                                         Date:  February 10, 2009

                                         GEMINI MASTER FUND, LTD.
                                         By:    GEMINI STRATEGIES, LLC,
                                                as investment manager

                                         By: _______________________________
                                         Name:  Steven Winters
                                         Title: President
                                         Date:  February 10, 2009